Exhibit 10.1

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (hereinafter referred to as this “Agreement”) is made and entered into as of May 31, 2021 (the “Effective Date”), by and among Future FinTech Group Inc., a Florida corporation (the “Company”), Future Supply Chain Co., Ltd., a company incorporated under the laws of China (“Buyer”), Sichuan Longma Electronic Technology Co. Ltd., a company incorporated under the laws of China (“Seller”), and Sichuan Ticode Supply Chain Management Co., Ltd., a limited company organized under the laws of China (the “Ticode”). The Company, Buyer, Seller and Ticode may each be referred to herein as a “Party” or collectively as the “Parties”.

WHEREAS, Buyer is a wholly-owned subsidiary of the Company; and

WHEREAS, the Company, Buyer, Seller and Ticode entered into a Share Exchange Agreement on February 26, 2021 (the “Terminated Agreement”), pursuant to which the Buyer agreed to acquire 60% equity interest and ownership of Ticode (the “Ticode Shares”) from the Seller in exchange for 7,789,882 shares of common stock of the Company (the “Company Shares”) to be issued to the Seller or its designees; and

WHEREAS, the transaction contemplated in the Terminated Agreement was closed on April 16, 2021 and the Company has issued Company Shares to the Seller and the designed affiliates of the Seller and the Seller has transferred Ticode Shares to the Buyer; and

WHEREAS, The Parties now desire pursuant to this Agreement to terminate the Terminated Agreement; and

WHEREAS, the Seller agree to return the Company Shares back to the Company and the Buyer agreed to transfer the Ticode Shares back to the Seller; and

NOW THEREFORE, in consideration of the promises and obligations contained herein below, and other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, the Parties agree as follows:

1. Termination of the Terminated Agreements and Return of Shares.

(a) Parties hereby agree that, as of the Effective Date, the Terminated Agreement is hereby terminated, null and void and of no further force or effect.

(b) The Seller and its designed affiliates shall return the Company Shares back to the Company for cancellation or as the Company’s treasury shares within 5 days of the Effective Date and the Buyer shall transfer the Ticode Shares back to the Seller within 30 days of the Effective Date.

(c) The Parties hereby waive all rights to notice of termination as may be otherwise provided under the Terminated Agreements or applicable laws.

2. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof. The Parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, in respect of any matter arising under this Agreement.

3. Authority. The individual executing this Agreement on behalf of each Party has been validly authorized and directed to sign this Agreement on behalf of that Party and by signing in such capacity will bind that Party, and all individuals and entities on whose behalf he or she signs to all of the terms of this Agreement.

4. Further Assurances. Each Party shall execute and deliver all such further instruments and documents as may reasonably be requested by the other Party in order to fully carry out the intent and accomplish the purposes of this Agreement and the undertakings contemplated thereby in any and all countries. The Seller and Ticode shall sign and provide necessary documentations to complete the transfer process for Ticode Shares with local State Administration of Market Regulation.

5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement, binding on all of the Parties hereto. The Parties agree that electronic or facsimile copies of signatures shall be deemed originals for all purposes hereof and that a Party may produce such copies, without the need to produce original signatures, to prove the existence of this Agreement in any proceeding brought hereunder.

6. Acknowledgement. The Parties acknowledge that they have personally read this Agreement and that they have reviewed, or have had the opportunity to review, the same with legal counsel of their own choosing. The Parties further acknowledge that they have been provided a full and ample opportunity to study this Agreement and to make inquiry of the factual and legal matters to which it relates, and that this Agreement fully and accurately reflects the content of any and all understandings and agreements between the Parties concerning the matters referenced herein, that there have been no other understandings and agreements made by either of the Parties, and that the Parties are not relying on any other understandings or agreements whatsoever as an inducement to execute this Agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FUTURE FINTECH GROUP INC.

By:	/s/ Shanchun Huang
Name:	Shanchun Huang
Title:	Chief Executive Officer

Future SUPPLY CHAIN Co., Ltd.

By:	/s/ Xiaoqin Yan
Name:	Xiaoqin Yan
Title:	General Manager

Sichuan Ticode Supply Chain Management Co., Ltd
By:	/s/Jiancao Wang
Name:	Jiancao Wang
Title:	Chairman

Sichuan Longma Electronic Technology Co. Ltd

By:	/s/ Kun Xiao
Name:	Kun Xiao
Title:	Board Director

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